Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THEY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE SAID ACT OR LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION IS NOT REQUIRED THEREUNDER.

SOW GOOD INC.

APRIL 2023 PROMISSORY NOTE

April 25, 2023

Up to $______	Irving, TX

For Value Received, Sow Good Inc., a Nevada corporation (“Debtor” or the “Company”), hereby promises to pay to the purchaser identified on the counterpart signature page hereto ("Investor” or “Holder” and together along with the other Holders of Notes issued under the Note and Warrant Purchase Agreement, dated April 25, 2023, between the Company and the Investors thereto (the “Note Purchase Agreement”), the “Note Holders”), in lawful money of the United States of America and in immediately available funds up to principal sum set forth above, to the extent advanced by Investor pursuant to Section 1.1 below, together with interest from the date of this Note on the unpaid principal balance at a rate equal to eight percent (8.00%) per annum, compounded semi-annually, at the time and in the manner hereinafter provided.

1.                  Principal and Interest.

1.1  Advances. Note Holders agree, on the terms and subject to the conditions herein, to make loans (each a "Loan," and collectively, the "Loans") to Company from time to time during the period from the date hereof to the Maturity Date or the earlier date of an Event of Default (as defined herein) in an amount not to exceed at any time the principal amount of this Note. Each Loan will be made on five (5) business days prior written notice from Company to Note Holders, which shall state the date on which the Company requires the Loan and shall be in increments of one-half of the total principal amount of this Note. Loans will be made pro rata by the Note Holders, based on the committed principal amounts made by each Investor under the Note Purchase Agreement. The Loans shall be evidenced by, and subject to, the terms and conditions of the Note.

1.2  Maturity Date. No payment of principal or other fee under this Note shall be due until April 25, 2024 unless there is an Event of Default as defined below, in which case such payment shall be accelerated (the “Maturity Date”).

1.3  Interest. Interest on this Note shall accrue on the principal amount of each Loan from the date of disbursement and shall be payable in cash semi-annually on June 30 and December 31, with appropriate pro rata adjustments made for any partial interest accrual period and provided that the first payment shall not be earlier than June 30, 2023. Interest shall be accrued on the Loans as they are made, rather than the full of the principal.

1.4  Payment. The principal and interest of this Note shall be payable at the principal office of the Company and shall be forwarded to the address of the holder hereof as such holder shall from time to time designate. Upon payment in full of the outstanding principal and interest hereof, this Note shall be surrendered to the Company for cancellation.

1.5  Prepayment. The Company may prepay this Note in whole, but not in part, at any time after the first anniversary of the date hereof. The Company shall give the Holder of this Note no less than five (5) business days’ prior written notice of any prepayment.

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1.6  Other Notes. This Note is one of the Notes issued by the Company as part of an offering of notes by the Company in the aggregate original principal amount of up to $1,500,000.00 under the Note Purchase Agreement. The other Notes are being issued on substantially the same terms as this Note pursuant to the Note Purchase Agreement, and all rights and obligations of the Holder of this Note shall be pari passu to the rights and obligations of the Holders of the other Notes in all respects including payment, regardless of the order of filing of any financing statements or other recordable documents. The Company shall not make any payment of principal or interest on any of the other Notes without making a like payment (in the same proportionate amount, determined based on the total amounts then due under such other Notes and this Note) on this Note. These Notes shall be senior in right of payment over other unsecured notes of the Company issued in prior note purchase agreements.

2.                  Event of Default. The occurrence of any one or more of the events (regardless of the reason therefore) set forth below shall constitute an “Event of Default” hereunder.

2.1  The Company’s failure to pay or discharge the obligations hereunder in full in accordance with the terms of this Note, including without limitation failure to pay amounts that are due at the Maturity Date.

2.2  Any breach of any representation or warranty made by the Company herein or under the Note Purchase Agreement which remains uncured for more than 30 days after written notice of such breach has been delivered to the Company by the Investors.

2.3  The Company’s failure to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the Note Purchase Agreement which failure remains unremedied for more than thirty (30) days after written notice of such failure has been delivered to the Company.

2.4  The commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act and the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

2.5  The liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

2.6  The occurrence and continuation of an Event of Default under any other Notes issued under the Note Purchase Agreement.

If any Event of Default shall have occurred and be continuing, the Holder may pursue any and all remedies set forth or referred to herein. Upon the occurrence or existence of any Event of Default, and following written notice by the Holder to the Company (except with respect to a default under Section 2.4 which shall be automatic and for which no written notice shall be required), all outstanding obligations payable by Company hereunder shall be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Notwithstanding anything to the contrary set forth herein, the Required Note Holders may waive an Event of Default on behalf of all holders of Notes.

3.                  Attorney’s Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, all costs of collection, including reasonable attorneys’ fees and costs incurred by the Holder.

4.                  Assignment. Subject to the restrictions on transfer described in Section 6 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

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5.                  Waiver, Amendment and Action. Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Required Note Holders. “Required Note Holders” means the holders of more than sixty-six percent (66%) of the aggregate principal amount of all Notes then outstanding from time to time.

6.                  Transfer of Note. With respect to any offer, sale or other disposition of this Note, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof. This Note may not be transferred or assigned in whole or in part without (a) the consent of the Company, which shall not be unreasonably withheld, and (b) compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the “Securities Act”), unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

7.                  Notices. Any notice or demand which is required or provided to be given under this Note shall be deemed to have been sufficiently given and received for all purposes if in compliance with the notice provisions of the Note Purchase Agreement.

8.                  Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, excluding any rule of law that would cause the application of the laws of any jurisdiction other than the laws of the State of Nevada. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court of competent jurisdiction in NEVADA.

9.                  Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

10.                Delays. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

11.                Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12.                Usury. In the event that any interest paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

13.                Further Assurances. At the reasonable request of the Required Note Holders at any time and from time to time, Debtor shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be reasonably necessary or proper to effectuate the provisions or purposes of this Note or the Note Purchase Agreement or any of the other documents contemplated by the Note Purchase Agreement. Holder may at any time and from time to time request a certificate from an officer of Debtor representing that all conditions precedent to the making of loan represented by this Note are satisfied.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned parties have caused this April 2023 Promissory Note to be executed and to be dated, issued and delivered, all on the date first above written.

SOW GOOD INC.
a Nevada corporation

By:
Name:	Claudia Goldfarb
Title:	Chief Executive Officer

Company Signature Page – April 2023 Promissory Note – Sow Good Inc.

[Counterpart Signature Page to April 2023 Promissory Note]

IN WITNESS WHEREOF, each of the parties has caused this April 2023 Promissory Note to be executed and to be dated, issued and delivered, all on the date first above written.

INVESTOR:

By:

Name:

Title:

Address:

E-mail:

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